Exhibit 10.1

FORM OF SHARE EXCHANGE AGREEMENT

Strictly Private and Confidential

To:

[●]

[To be updated with shareholder details]

[insert address]

[Attention: [●]]

(“Seller”)

From:

FAT PROJECTS ACQUISITIONS CORP.

27 Bukit Manis Road

Singapore, 099892

Sentosa Golf Club

Attention: [●]

(“Acquiror”)

Date:

SALE OF ALL SHARES IN AVANSEUS HOLDINGS PTE. LTD. TO FAT PROJECTS ACQUISITION CORP.

Dear Seller,

1.	Pursuant to the business combination agreement entered into between Avanseus Holdings Pte. Ltd. (“Avanseus”) and the Acquiror dated [insert date] (the “BCA”), the Seller as legal and beneficial owner of the Subject Shares (as defined below in paragraph 3) has agreed to sell to the Acquiror, and the Acquiror has agreed to purchase the Subject Shares from the Seller at and subject to the occurrence of the Closing (as defined in paragraph 5 below) on the terms and conditions as set out in this share exchange agreement (the “Agreement”).

2.	The Seller acknowledges and agrees that Seller has received a copy of the BCA (including all exhibits thereto) and a copy of the Proxy Statement/Prospectus of Acquiror dated [●] (the “Prospectus”) included in the registration statement on Form S-4 filed by the Acquiror with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on [●] (Commission File No. [●])

3.	Subject Shares: The Seller is the legal and beneficial owner of the shares issued in the share capital of Avanseus set out below (the “Subject Shares”). Seller represents and warrants to Acquiror that the Subject Shares represent all of the Avanseus shares owned by Seller.

Class of Shares	Number of Shares
[to insert]	[to insert]

4.	Conversion of Series A preference shares into ordinary shares: To the extent that any of the Subject Shares are Series A preference shares, the Seller hereby agrees to the conversion of each and every Series A preference share issued in the share capital of Avanseus held by the Seller, with each such Series A preference share being converted into one (1) ordinary share issued in the share capital of Avanseus on a date to be notified by Avanseus to the Seller on or prior to Closing (as defined in paragraph 5 below). For the avoidance of doubt, any such ordinary shares issued in the share capital of Avanseus to the Seller upon conversion of the Series A preference shares held by such Seller shall be included in the definition of “Subject Shares”.

5.	Subject Shares shall be free of Encumbrances: The Subject Shares shall be free from all claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing (“Encumbrances”) and shall be transferred with all rights, title and benefits attaching to them at or after closing of the sale and purchase of the Subject Shares in accordance with the terms and conditions of this Agreement (“Closing”).

6.	Waiver: The Seller waives all rights of pre-emption and other restrictions on transfer over the Subject Shares (or any other shares in the capital of the Avanseus) conferred on it so as to permit the sale and purchase of the Subject Shares (and the sale and purchase of any other shares in the capital of the Avanseus, where the Acquiror is the person acquiring such shares).

7.	Consideration for sale and purchase of Subject Shares: The consideration for the transfer of the Subject Shares by the Seller to the Acquiror shall be the amount of [US$3.187 per share, which shall be satisfied by the Acquiror allotting and issuing [0.3187] Class A ordinary shares in the capital of the Acquiror to the Seller for each Subject Share (the “Consideration Shares”). The Consideration Shares shall, when issued to the Seller, be free from all Encumbrances and shall rank pari passu in all respects with all ordinary shares then in issue in the capital of the Acquiror.

8.	Conditions precedent to exchange: Closing is conditional upon satisfaction of the following conditions on or before the date that is [●] Business Days after the date of the Prospectus (where “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Hong Kong, Singapore, or New York or Governmental Authorities in the Cayman Islands are customarily closed):

a.	the Seller shall deliver to Acquiror a copy of the instrument of transfer (attached hereto as Annex A) duly executed by the Seller; and

b.	the Seller shall deliver to Acquirior:

i.	the original share certificate(s) issued by Avanseus to the Seller for the Subject Shares to hold pending Closing and for cancellation upon Closing; or

ii.	if such share certificate(s) have been lost or destroyed, the duly executed share certificate indemnity form (the form of which may be requested from Avanseus).

9.	Closing: Subject to the satisfaction or waiver by Acquiror or Avanseus, as applicable, of all of the conditions in the BCA to the obligations of the Acquiror and Avanseus to close the transactions contemplated in the BCA and the conditions precedent set out in paragraph 8 above (together, the “Conditions”) being satisfied, Closing shall take place at such time and in such manner stipulated by the BCA or such other date as notified to the Seller by Avanseus. The Seller shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary for the purposes of the satisfaction of the Conditions.

10.	Acquiror’s and Seller’s Closing Obligations: On Closing and subject to the satisfaction of the Conditions, the Acquiror shall initiate the procedures set forth in Section 4.2 of the BCA for the issuance of the Consideration Shares to the Seller in accordance with the provisions of such Section 4.2 and Seller shall execute and deliver to the Exchange Agent (as defined in such Section 4.2) such letters of transmittal and agents messages and other deliverables as the Exchange Agent may request as a condition to Seller’s receipt of the Consideration Shares.

11.	Seller’s Warranties: The Seller warrants and represents to the Acquiror as of the date of this Agreement and on Closing that:

a.	if the Seller owns any Series A preference shares issued in the share capital of Avanseus, the Seller shall procure that these Series A preference shares shall be validly converted into ordinary shares and comprise the Subject Shares at Closing;

b.	the Seller has the legal right and full power and authority to enter into and perform this Agreement and any other ancillary documents to which it is a party, which when executed will constitute valid and binding obligations of the Seller, in accordance with their respective terms;

c.	the execution and delivery of, and the performance by, the Seller of its obligations under this Agreement and the ancillary documents to which it is a party will not:

i.	if applicable, result in a breach of any provision of the constitution or equivalent constitutional document of the Seller; or

ii.	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which the Seller is a party or by which the Seller or any of its assets is bound;

d.	the Seller is and will on Closing be beneficially entitled to or is otherwise able to procure the transfer of the Subject Shares to the Acquiror;

e.	the Subject Shares, and the transfer thereof to Acquiror as contemplated herein, are and will on Closing be free from any and all Encumbrances whatsoever.

f.	If the Seller is an affiliate of Acquiror immediately following the Closing, Seller acknowledges and agrees that the Consideration Shares will, for purposes of US securities laws, represent control securities and may not be offered or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an available exemption from registration or in a transaction not subject to the registration requirements of the Securities Act and in accordance with applicable securities laws.

12.	Acquiror’s Warranties: The Acquiror warrants and represents to the Seller as of the date of this Agreement and on Closing that:

a.	the Acquiror is a company duly incorporated and validly existing under the laws of the Cayman Islands;

b.	the Acquiror has the legal right and full power and authority to enter into and perform this Agreement and any other ancillary documents to which it is a party, which when executed will constitute valid and binding obligations of the Acquiror, in accordance with their respective terms;

c.	the execution and delivery of, and the performance by, the Acquiror of its obligations under, this Agreement and the ancillary documents to which it is a party will not:

i.	result in a breach of any provision of the constitution or equivalent constitutional document of the Acquiror; or

ii.	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which the Acquiror is a party or by which the Acquiror or any of its assets is bound;

d.	the Consideration Shares are and will on Closing:-

i.	be free from any and all Encumbrances whatsoever;

ii.	rank pari passu in all respects with all ordinary shares then in issue in the share capital of the Acquiror; and

iii.	be validly issued, allotted and credited as fully paid-up;

e.	all consents (if required) for the purchase of the Subject Shares and for the allotment and issuance of the Consideration Shares have been obtained or will be obtained by Closing.

13.	Covenants: If the Seller defaults on the terms of this Agreement, Avanseus shall have the right (but not the obligation) to transfer the Subject Shares (or any part thereof) to the Acquiror at the price as set out in paragraph 7 of this Agreement. In the event of such a transfer, any director or the secretary of Avanseus shall be deemed to be appointed as the Seller’s attorney with full power to do all such acts, matters, and things and to execute transfers and other documents on the Seller’s behalf to effect compliance of the Seller’s obligations under this Agreement. The Seller hereby ratifies and confirms all such actions carried out on his/her/its behalf by the attorney(s). Issuance of the Consideration Shares in the Seller’s name shall be good discharge to the Acquiror. Nothing in this paragraph shall prejudice any other legal or equitable remedy which is available to the Acquiror.

14.	Stamp duty: The Acquiror shall bear the cost of all stamp duty arising in connection with this Agreement and the transfer of shares contemplated in this Agreement.

15.	Termination: In the event that the BCA is terminated for any reason without the occurrence of the Closing, this Agreement shall be automatically terminated with immediate effect, and neither Seller nor Acquiror shall have any liability under or in connection with this Agreement to the other or to any other person.

16.	General provisions:

a.	The Seller and the Acquiror (the “Parties”) agree that the agreements made by the Parties pursuant to this Agreement are irrevocable.

b.	The Seller acknowledges, agrees and authorises any director or the secretary of Avanseus to date and release any documents executed by the Seller for the purpose of the sale and purchase of the Subject Shares pursuant to this Agreement, including for the avoidance of doubt, any instrument of transfer executed by the Seller in relation to the Subject Shares.

c.	This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party.

d.	If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further and shall not affect the validity, legality or enforceability of any other provision of this Agreement.

e.	No variation of this Agreement shall be effective unless in writing and signed by both Parties.

f.	This Agreement may be signed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed, shall be an original, but all counterparts shall together constitute one and the same document. Signatures may be exchanged by e-mail, with original signatures to follow. Each Party agrees to be bound by its own electronic signature and that it accepts the electronic signature of the other Parties.

g.	This Agreement shall constitute the entire agreement and understanding between the Parties relating to the subject matter of this Agreement and shall supersede and replace any previous written or oral agreement among the Parties in relation to the same.

h.	A person who is not party to this Agreement, other than Avanseus, has no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any term of this Agreement. Avanseus may enforce any right explicitly granted to Iit herein as though it were a party to this Agreement

i.	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore. The Parties agree to submit to the non-exclusive jurisdiction of the courts of Singapore.

Signatures on following page.

Acquiror

For and on behalf of

FAT PROJECTS ACQUISITION CORP.

Name:
Title:

Seller

[Execution block to be updated]

ANNEX A

TRANSFER

I/We	[insert name of shareholder] ([Company Registration No. / Identification No.]: [●]) of [Address]

hereinafter called the said Transferor

In consideration of the sum of US$[3.187] per Ordinary Share or Non-Voting Share of Avanseus Holdings Pte. Ltd. for a total of US$[●]

satisfied by	FAT PROJECTS ACQUISITIONS CORP. (Company Registration No.: 374480),
a Cayman Islands exempted company limited by shares of
27 Bukit Manis Road, Sentosa Golf Club, Singapore 099892

hereinafter called the said Transferee,

allotting and issuing [0.3187] Class A ordinary shares in the Transferee for each Ordinary Share or Non-Voting Share of Avanseus Holdings Pte. Ltd. in our name for a total of [●] Class A ordinary shares in Transferee

Do hereby bargain, sell, assign and transfer to the said Transferee

[insert number of shares] Ordinary Shares fully paid; and

[insert number of shares] Non-Voting Shares fully paid

of and in the undertaking called the AVANSEUS HOLDINGS PTE. LTD. (Company Registration No.: 201526265R)

TO HOLD unto the said Transferee Executors, Administrators, and Assigns, subject to several conditions on which held the same immediately before the execution hereof, and the said Transferee, do hereby agree to accept the said share(s) subject to the conditions aforesaid.

Date:

Transferor	Signature
Name:
Title:

Transferee	Signature
Name:
Title:

Note: This share transfer instrument may be executed in counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.